                                                                    EXHIBIT 10.7

                      INTERNATIONAL DISTRIBUTION AGREEMENT

THIS INTERNATIONAL DISTRIBUTION AGREEMENT (the "Agreement"), effective this 20th day of September, 1994, is entered into by and between AMERICAN SURGICAL TECHNOLOGIES CORPORATION, a Delaware corporation with a principal place of business located at 300 Billerica Road, Chelmsford, Massachusetts 01824, U.S.A., hereinafter referred to as "ASTC" and


                                  AMCO, Inc.
                                    * * *
                                    * * *
                                    * * *



hereinafter referred to as "DISTRIBUTOR".

WHEREBY ASTC desires to appoint DISTRIBUTOR to promote, sell, distribute, and service ASTC products in and within the Territory (as defined hereinafter) in accordance with the terms and conditions stated herein; and

WHEREBY DISTRIBUTOR represents that it has the capability and resources to promote, sell, distribute, and service ASTC products in and within the * * * (hereinafter referred to as "the Territory"), to fulfill the needs and requirements of customers for ASTC products in such Territory;

NOW THEREFORE, IN CONSIDERATION OF THE FOREGOING, it is mutually agreed by and between the parties as follows:

1. EXCLUSIVE RIGHTS: ASTC hereby grants to DISTRIBUTOR the exclusive right to purchase from ASTC those products set forth in Exhibit "B" annexed hereto ("3DSCOPE International Distributor Product/Price List"), for the sole purpose of reselling such products in the Territory to hospitals, clinics, physicians, and other medical and surgical entities, institutions, and personnel (the "Medical Market"). ASTC appoints DISTRIBUTOR as its exclusive representative to promote, sell, distribute, and service ASTC Products only in the Territory and only to the Medical Market. The Distributor shall have no right to promote, sell, or distribute ASTC Products directly or indirectly, in any other Territory or to any person or entity other than the Medical Market. For purposes of this Agreement, the meaning of the term "sell" shall also include "lease" or "rent".

2. TERMS AND CONDITIONS: DISTRIBUTOR hereby accepts the said appointment and agrees to the conditions set forth herein and in accordance with the Standard Terms and Conditions for International Distribution Agreements annexed hereto as Exhibit "A" and incorporated herein by reference and made a part hereof.

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3.   AVAILABILITY:  ASTC shall make available for purchase by DISTRIBUTOR sufficient quantities of ASTC Products to meet DISTRIBUTOR's reasonable needs and requirements in order to fulfill the terms and conditions of this Agreement.

4. INITIAL ORDER: Upon execution of this Agreement, and as a condition precedent to the validity hereof, DISTRIBUTOR shall submit a Purchase Order (as defined in Paragraph 9 to ASTC for an Initial Order of ASTC Products at the prices set forth on Exhibit "B" annexed hereto except that the first unit ordered will reflect a * * *% discount, units * * * will reflect a
     * * *% discount, and all future orders will reflect a * * *% as shown on Exhibit B. The said Initial Order is set forth as Exhibit "C" annexed hereto.

5.   ANNUAL PURCHASE COMMITMENT:

     5.1.    DISTRIBUTOR and ASTC agree the quantity of ASTC Products to be
             purchased by DISTRIBUTOR will total  * * *   in year one,  * * *
             in year two and   * * *    in year three, year one commences with
             grant of government registration. The products to be purchased are the products listed in Exhibit B inclusive of any new products and accessories to be added to Exhibit B hereafter.

     5.2. No later than thirty (30) days following the last day of any subsequent year of the term of this Agreement, if the term of this Agreement shall have been extended in accordance with the terms of this Agreement) DISTRIBUTOR and ASTC shall mutually agree in writing on the Annual Purchase Commitment for the following year. Failure to do so will result in a probationary ninety (90) day period. Upon expiration of the probationary period, DISTRIBUTOR's rights hereunder shall terminate, unless prior to the expiration of said probationary period, ASTC notifies DISTRIBUTOR in writing that DISTRIBUTOR's rights hereunder shall continue according to the terms and conditions hereof.

     5.3. Failure on the part of the DISTRIBUTOR in any consecutive two (2) quarters in any given year of this Agreement, to purchase an
             aggregate total of      * * *         of the Annual Purchase
             Commitment shall result in a sixty (60) day probationary period, which probationary period shall be followed by immediate termination of DISTRIBUTOR's rights hereunder, unless prior to the expiration of said probationary period, ASTC notifies DISTRIBUTOR in writing that DISTRIBUTOR'S rights hereunder shall continue according to terms and conditions hereof.


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     5.4.    Any failure by the DISTRIBUTOR to meet its Annual Purchase
             Commitment resulting from delayed delivery by ASTC of the ASTC Products covered by this Agreement shall be documented at the time of any such delay. Such failure shall not constitute a breach of this Agreement so long as the quantity of ASTC Products subject to such delay would, had DISTRIBUTOR been able to purchase such ASTC Products during such period of delay, been equivalent to the quantity of ASTC Products necessary to meet the Annual Purchase Commitment for the relevant period.

6.   MARKET DEVELOPMENT AND INFORMATION:

     6.1. DISTRIBUTOR agrees to use its best efforts to develop a market for ASTC Products and to enhance ASTC's image in the market place as a provider of quality products. At the beginning of each calendar year, DISTRIBUTOR shall provide to ASTC its business plan for the coming year for the sale and promotion of ASTC Products in the Territory, and ASTC and DISTRIBUTOR shall mutually agree in writing on the sales promotion activities and performance criteria to be met by DISTRIBUTOR for that calendar year.

     6.2. DISTRIBUTOR shall annually provide ASTC a written analysis of the market within the Territory, including total market size, market share data and competitive activities, including, if reasonably available to DISTRIBUTOR, information concerning competitors' products, prices, and marketing programs and strategies, sales reports, an account of its ASTC Products inventory, its key accounts, and such other information as may be reasonably obtained by DISTRIBUTOR relating to ASTC Products and competitors' products so as to enable ASTC to assist DISTRIBUTOR in fully developing the market demand for ASTC products and in developing appropriate marketing and business plans for the mutual advantage of DISTRIBUTOR and ASTC.

7.   NEW PRODUCTS:

     7.1.    If ASTC in its sole discretion, decides to make a new product
             available for sale         * * *                   and in the
             Territory (such new product being defined as product not listed on Exhibit "B" annexed hereto), ASTC shall discuss with DISTRIBUTOR the addition of such new product to this Agreement.

     7.2. ASTC will grant DISTRIBUTOR right of first refusal if ASTC decides to add new product(s) to this Agreement. If DISTRIBUTOR decides that it does not want to add new product(s) to this Agreement, then ASTC shall have the right to have the said new product distributed by another representative within the Territory.

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8.   PRICES:

     8.1. Prices to DISTRIBUTOR shall be in United States dollars and shall be, initially, the prices set forth on Exhibit "B" annexed hereto along with additional discounts as described in Section 4. Changes in price may be made by ASTC, subject to ninety (90) days written notice in advance to DISTRIBUTOR. Within such ninety day period, DISTRIBUTOR may place reasonable orders for purchase of ASTC Products, but ASTC explicitly retains the right to reasonably limit the quantity of such orders.

     8.2. All prices are calculated for delivery FOB ASTC's plant, currently located in Chelmsford, Massachusetts, U.S.A. Customs duties and charges, if any, shall be borne by DISTRIBUTOR. Any export licenses in the United States shall be obtained and paid for by ASTC. All other import or export licenses, approvals or both shall be obtained by DISTRIBUTOR at its cost. Prices to DISTRIBUTOR do not include any federal, state or local taxes that may be applicable to the ASTC Products. When ASTC has the legal obligation to collect such taxes, the appropriate amount shall be added to DISTRIBUTOR's invoice and paid by DISTRIBUTOR unless DISTRIBUTOR provides ASTC with a valid tax exemption certificate authorized by the appropriate taxing authority.

9.   PURCHASES:

     9.1. Pursuant to this Agreement the DISTRIBUTOR shall submit purchase orders for the ASTC Products ("Purchase Order"). Such Purchase Orders shall be subject to the Standard Terms and Conditions for International Distribution as set forth in Exhibit "A" annexed hereto.

     9.2. ASTC shall have the right to modify its Standard Terms and Conditions for International Distribution upon mutual written agreement between ASTC and DISTRIBUTOR, following which all future Purchase Orders will be subject to such modified Terms and Conditions.

     9.3. DISTRIBUTOR may cancel without charge any outstanding Purchase Order within seven (7) days of receipt of such Purchase Order by ASTC, but only by written (or FAX) notice of cancellation, orders canceled after the seven day period without sufficient reason are subject to penalties mutually agreed to by ASTC and DISTRIBUTOR.

10. PAYMENT: Full payment to ASTC of DISTRIBUTOR's purchase price (including any freight, taxes, or other applicable costs) shall be made in the United States in United States dollars 60 days after shipment of order.

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11.  TERM OF AGREEMENT:

     11.1. Except as otherwise provided in this Section 11, this Agreement shall have an initial terms of three (3) years from the effective date hereof and automatically renew for one year periods unless terminated by 90 days written notice before expiration of each term by either party.

12.  CANCELLATION AND TERMINATION:

     12.1. This Agreement may be canceled by either party for any reason upon ninety (90) days prior written notice to the other party.

     12.2. Either party shall have the right to terminate this Agreement immediately for just cause should either party breach any provision of for this Agreement, including any of the following:

             12.2.1. failure by DISTRIBUTOR to make payment for ASTC Products purchased in accordance with ASTC's established policy for this Agreement;

             12.2.2. failure to establish and maintain a sales and service organization of sufficient size to adequately and effectively sell, service, and support ASTC Products in the Territory;

             12.2.3.     failure to honor warranties;

             12.2.4. failure to maintain adequate books and records with respect to the names and addresses of customers, and the sale and distribution of ASTC Products;

             12.2.5. failure to comply with local law applicable in the Territory, including by way of explanation but not limitation, compliance with any local currency restrictions or restrictions on payment of local commissions to sales representatives;

             12.2.6. violation of any of the obligations of DISTRIBUTOR with respect to ASTC's patents, trademarks, copyrights, labeling, products registrations, interest, know how, trade names or ASTC's proprietary information;

             12.2.7. violation of the commitments of DISTRIBUTOR with respect to approvals and compliance with laws and regulations or violation of the prohibition against assignment contained within;

             12.2.8. any event, action or failure that constitutes cause for termination under applicable law; or

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             12.2.9.     any change of ownership of DISTRIBUTOR that in the sole
                         determination of ASTC is in any way detrimental or prejudicial to the interests of ASTC.

     12.3. DISTRIBUTOR shall have twenty (20) days after written notice specifying a breach of this Agreement to cure such breach. If, under the circumstances then current, it would appear that any breach is final, or cannot be cured, ASTC may terminate the Agreement immediately for cause by giving notice to this effect.

     12.4. Either ASTC or DISTRIBUTOR may terminate this Agreement in the event that the other is dissolved, becomes insolvent, files a petition in bankruptcy, or is declared bankrupt, or makes an assignment for benefit of creditors, or there is reasonable evidence indicating the possibility of such filing or assignment during the term this Agreement is in effect. Termination under this provision shall be effective twenty (20) days following written notice to that effect.

     12.5. DISTRIBUTOR may terminate this Agreement immediately for just cause should ASTC breach any provision of this Agreement, provided that any such termination shall not take effect if ASTC has cured such breach within twenty (20) days following written notice of DISTRIBUTOR's intention to terminate on account of such breach.

     12.6. Upon termination of this Agreement for whatever reason, any claims for money owed that either party may have against other party under this Agreement shall immediately become due, whatever the nature of such claims.

     12.7. Both DISTRIBUTOR and ASTC shall be entitled to cancel all Purchase Orders which are outstanding at the time of notice of termination, so long as products have not been delivered to DISTRIBUTOR pursuant to such Purchase Orders. Provided however, that subject to payment in advance to ASTC, DISTRIBUTOR shall be entitled to receive ASTC Products necessary to fulfill valid and binding Purchase Orders accepted by DISTRIBUTOR prior to notification of termination of this Agreement. Prior to filling orders for such products ASTC shall be entitled to request and receive documentary evidence of all such outstanding Purchase Orders and an accounting of DISTRIBUTOR's then current inventory of ASTC Products.

                                      -6-

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     12.8.

             12.8.1. Upon termination of this Agreement DISTRIBUTOR shall refrain from use of any signs, equipment, advertising matter, or material which refer to or are related to ASTC and from acts and omissions that indicate or suggest a relationship with ASTC. DISTRIBUTOR shall promptly return to ASTC all ASTC property, promotional material and proprietary information.

             12.8.2. Upon termination of the Agreement DISTRIBUTOR shall not be entitled to any termination compensation, consequential damages, indemnity, or other payment for goodwill, lost profits, costs of re-establishment or replacement of the business, or any other expenses, or for loss of rights relating to the business established by DISTRIBUTOR or rights relating to terminating to this Agreement.

             12.8.3. DISTRIBUTOR recognizes that prices charged by ASTC to DISTRIBUTOR allow DISTRIBUTOR to obtain a reasonable return for its entire services and profit on resale, including costs of establishing and maintaining its organization. DISTRIBUTOR expressly acknowledges any rights to such indemnity afforded to it by law or custom, and to the extent permissible under applicable law, expressly and completely waives all its rights to such indemnity benefits, if any.

             12.8.4. DISTRIBUTOR agrees to indemnify and hold ASTC harmless from all losses, damages, amounts, costs, and expenses incurred by ASTC as a result of claims or actions brought by employees, agents, or representatives of DISTRIBUTOR for any severance pay, compensations, disability payment or social security payment or compensation.

     12.9. Upon any termination of this Agreement, ASTC shall buy back any unsold inventory that DISTRIBUTOR, will have at the time termination per the following schedule:

                    Products unused and less than * * * after shipment - * * * of buying cost.

                    Products used and less than * * * after shipment - * * * of buyer cost.


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                    Products use and between * * * and * * * years after
                    shipment - * * * of buying cost.

     12.10. The aggregate amount to be paid to be paid to DISTRIBUTOR under the preceding subparagraph 12.9 may be offset by ASTC against any claims it has against DISTRIBUTOR, including claims for payment of goods supplied under this Agreement.

     12.11. At the time of termination, ASTC shall take responsibility for all transactions relative to ASTC products including service of products.

13. SUB-DISTRIBUTORS: Nothing herein shall prohibit DISTRIBUTOR from appointing one or more sub-distributors within the Territory, provided however, that with respect to each such sub-distributor:

     13.1. such appointment or appointments (including the sub-Territory to be assigned to any such sub-distributor) shall be consented to in writing by ASTC.

     13.2. such sub-distributor shall purchase ASTC products only from DISTRIBUTOR and not from ASTC;

     13.3. such sub-distributor shall not sell any ASTC products outside its sub-Territory;

     13.4. such sub-distributor shall enter into and execute a sub-distribution agreement with DISTRIBUTOR (in form and content acceptable to ASTC) by the terms of which the sub-distributor agrees to be bound by all the terms of this Agreement; and

     13.5. such sub-distributor shall agree in writing that nothing in this paragraph 13 shall be deemed to create the relationship of principal and agent, master and servant, partner, joint venturer, or any similar relationship between ASTC and any such sub-distributor.

14.  NOTICES:

     14.1. All notices given under this Agreement and the provisions contained herein shall be sent by first class registered airmail, postage prepaid and return receipt requested, by Federal Express, or by Telecopier, or Facsimile as directed below:


                                      * * *


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                                    AMCO, Inc.

                                      * * *
                                      * * *
                                      * * *




             when directed to DISTRIBUTOR, and to:

                    American Surgical Technologies Corporation
                    Attn:  Vice President Sales
                    300 Billerica Road
                    Chelmsford, MA 01824 U.S.A.
                    Phone:  (508) 250-0150
                    Fax:  (508) 250-1664

             when directed by ASTC.

     14.2. Notices shall be considered delivered when mailed or sent by Telecopier or Facsimile in accordance with the provisions of subparagraph 14.1 above subject to proof of receipt by Telecopier or Facsimile confirmation or by mail receipt.

Executed this 20th day of September, 1994 by and on behalf of

DISTRIBUTOR

     By:     /s/  * * *                 , DULY AUTHORIZED
             ------------------------------
     Title:  President
             ------------------------------

Executed this 20th days of September, 1994 by and on behalf of

     AMERICAN SURGICAL TECHNOLOGIES CORPORATION

     By:     /s/ Kenneth G. Hayes, Jr.  , DULY AUTHORIZED
             ------------------------------
     Title:  President
             ------------------------------



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                                    EXHIBIT A

                          Standard Terms and Conditions
                                       for
                      INTERNATIONAL DISTRIBUTION AGREEMENT
                                 by and between
                   AMERICAN SURGICAL TECHNOLOGIES CORPORATION
                                       and
                             AMCO, Inc., DISTRIBUTOR

1. INCORPORATION OF TERMS AND CONDITIONS: These Standard Terms and Conditions are incorporated into and are a part of the International Distribution Agreement by and between AMERICAN SURGICAL TECHNOLOGIES CORPORATION ("ASTC") and the above named DISTRIBUTOR ("the Agreement"). Unless otherwise noted hereinafter, all definitions and defined terms appearing in the aforesaid Agreement shall bear the same meanings as such definition and defined terms bear in the aforesaid Agreement whenever such definitions and defined terms shall appear hereinafter.

2. DILIGENCE AND CONFLICTS OF INTEREST: DISTRIBUTOR shall exercise due diligence and its best efforts in promoting and selling ASTC Products within the Territory. DISTRIBUTOR shall promote the products of other companies only if such promotion will not prejudice ASTC business interests or create a conflict of interest in handling ASTC's confidential or proprietary information.

3. CAPABILITY TO PERFORM: DISTRIBUTOR shall maintain the financial capability to perform the Distribution Agreement and shall, at its own expense, establish and maintain a sales, marketing and distribution, and service organization, and employ personnel in sufficient number of adequately and effectively sell ASTC Products in the Territory, including the appointment of a Product Manager who shall be responsible for the sale and promotion of ASTC products, as well as for training of DISTRIBUTOR's sales representatives in the sale and promotion of ASTC Products.

4.   BOOKS AND RECORDS:  Not applicable

5.   TRAINING:

     5.1. DISTRIBUTOR shall provide in-service training for personnel of customers acquiring ASTC Products and shall provide necessary user education for such personnel. ASTC shall provide DISTRIBUTOR with marketing and technical information concerning the ASTC Products as well as reasonable quantities of brochures, instructional materials, advertising literature, and other product data, provided that all such material will be printed in the English language.

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

                                    EXHIBIT A

     5.2. Upon mutual agreement, DISTRIBUTOR shall participate in training programs offered by ASTC by sending its sale, service, and support personnel, as applicable, to such training sessions for such personnel as ASTC may from time to time make available at reasonable intervals. Such training sessions shall be conducted in the English language at locations to be designed by ASTC. DISTRIBUTOR shall bear all costs associated with the travel to and attendance of its personnel at such training sessions. Should it be required that ASTC conduct training sessions specifically for the benefit of DISTRIBUTOR within the Territory, all costs therefore shall be borne by DISTRIBUTOR, including the reasonable costs of travel to and attendance at such special training sessions by ASTC personnel.

6. REPUTATION: Both ASTC and DISTRIBUTOR understand, acknowledge and agree that the continued maintenance of an image of excellence and a reputation for high level, ethical marketing of ASTC Products is essential to the continued success of both parties. DISTRIBUTOR agrees that its sales, marketing, distribution, or advertising will not reflect unfavorably on, or dilute in any way, such image of excellence and reputation for high level ethical marketing. DISTRIBUTOR agrees that it shall not do anything, directly, or impair the current image or to lower the prestige or quality of ASTC Products, or to impair the reputation of ASTC.

7.   DELIVERY, TITLE, RISK OF LOSS, AND RETURNS:

     7.1. Firm Purchase Orders are to be placed by DISTRIBUTOR at least ninety (90) days prior to the required delivery date. Forecasts of anticipated requirements of ASTC Products for each successive six-month period shall be supplied by DISTRIBUTOR semi-annually at least thirty (30) days prior to the end of each six (6) month period. Products shall be shipped at DISTRIBUTOR's expense in such manner as ASTC shall deem appropriate or as otherwise directed. Title and risk of loss for ASTC Products shall remain with ASTC until delivery, FOB Chelmsford, Massachusetts, at which point title and risk of loss shall shift to DISTRIBUTOR. DISTRIBUTOR shall obtain insurance sufficient to cover the value of each shipment or shall instruct ASTC to obtain such insurance and to bill DISTRIBUTOR therefor.

     7.2. DISTRIBUTOR shall inspect all ASTC Products promptly upon receipt thereof and may reject any ASTC Product that fails in any material way to meet the specifications set forth in ASTC's current brochure for such ASTC Product. Any ASTC Product not properly rejected within forty-five (45) days of receipt of such ASTC Product by DISTRIBUTOR (the "Rejection Period") shall be deemed accepted.

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                                    EXHIBIT A

     7.3. To reject an ASTC Product, DISTRIBUTOR shall, within the Rejection Period, notify ASTC in writing of its rejection and in sufficient detail, the reasons for such rejection, and request a Return Goods Authorization ("RGA") number. ASTC shall provide the RGA number to DISTRIBUTOR within seven (7) days of receipt of the request unless, in ASTC's reasonable determination, return of the ASTC Products is inappropriate or unnecessary; the grounds for which shall be provided in writing to DISTRIBUTOR within such seven day period.

     7.4. Within seven (7) days of receipt of the RGA number DISTRIBUTOR shall ship to ASTC the rejected products, freight prepaid, in its original shipping carton with the RGA number displayed on the outside of the carton. ASTC reserves the right to refuse to accept any rejected products that do not bear an RGA number on the outside of the carton. As promptly as possible but no later than forty five (45) working days after receipt of properly rejected products ASTC shall at its sole option and expense either repair or replace the rejected ASTC Products. ASTC shall pay the shipping charges back to DISTRIBUTOR for properly rejected products; otherwise DISTRIBUTOR shall be responsible for the shipping charges.

     7.5. Subsequent to the Rejection Period, DISTRIBUTOR may not return any ASTC Product to ASTC for any reason without ASTC's prior written consent. For any ASTC product for which such consent has been given, ASTC shall levy a return charge amounting to twenty percent (20%) of DISTRIBUTOR'S purchase price for such ASTC Product, and shall credit the balance of the purchase price to DISTRIBUTOR's account within forty five (45) days upon receipt of such returned ASTC Product. DISTRIBUTOR shall be responsible for all shipping charges.

8.   WARRANTY:

     8.1. DISTRIBUTOR shall pass on to its customers ASTC's standard Limited Warranty as set forth here, including the limitations set forth in subsections 8.2 and 8.3 immediately below.

             3DSCOPE-TM- products are warranted for a period of one year from the date of shipment, with exceptions as noted, to be free from defects in material and workmanship. A three (3) month warranty exists for the Light Guide, video peripherals and Replacement Lamp. No warranty

                                    EXHIBIT A

             exists for Stereo Eyewear. The Warranty is limited to the repair or replacement of the product, at the discretion American Surgical Technology Corporation, without charge when returned to the appropriate service facility.

             American Surgical Technologies Corporation warrants that the equipment is fit for the purposes and indications described in the labeling when used in accordance with the directions for use. Unless the equipment is used in accordance with such instructions this warranty is void and of no effect. NO OTHER EXPRESSED OR IMPLIED WARRANTY EXISTS, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. THE COMPANY WILL NOT BE LIABLE FOR PROXIMATE, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

             This warranty does not cover abnormal wear and tear or damage caused by misuse modifications, recalibrations, abuse or service by other than an authorized Company representative.

     8.2. EXCEPT FOR THE EXPRESS WARRANTY SET FORTH ABOVE, ASTC GRANTS NO OTHER WARRANTIES, EXPRESS OR IMPLIED, BY STATUTE OR OTHERWISE REGARDING THE ASTC PRODUCTS, THEIR FITNESS FOR ANY PURPOSE, THEIR QUALITY, THEIR MERCHANTABILITY OR OTHERWISE.

     8.3. ASTC LIABILITY UNDER THE AFORESAID WARRANTY SHALL BE LIMITED TO A REFUND OF THE CUSTOMER'S PURCHASE PRICE. IN NO EVENT SHALL ASTC BE LIABLE FOR THE COST OF PROCUREMENT OF SUBSTANTIVE GOODS BY THE CUSTOMER OR FOR ANY SPECIAL, CONSEQUENTIAL, OR INCIDENTAL DAMAGES FOR BREACH OF WARRANTY.

     8.4. NOTWITHSTANDING ANY OF THE ABOVE PROVISIONS, ASTC SHALL BE RESPONSIBLE FOR CLAIMS OF THIRD PARTIES OR DAMAGES ALLEGED TO BE SUFFERED BY REASON OF THEIR USE OF PRODUCTS, PROVIDED THE DAMAGES ARE NOT DUE TO ANY DEFAULT, NEGLIGENCE, MISREPRESENTATION, OR ANY ACT OR MISSION OF DISTRIBUTOR PROVIDED THAT DISTRIBUTOR HAS GIVEN ASTC PROMPT NOTICE OF ANY SUCH CLAIM.

9.   REPAIR AND REPORTING OF PRODUCT MALFUNCTION:

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

                                    EXHIBIT A
     9.1.    DISTRIBUTOR shall

             9.1.1. establish and maintain to the satisfaction of ASTC the facility and capability within its own organization, or

             9.1.2. shall by contract have constant and ready access to such facility and capability outside its own organization, to the satisfaction of ASTC, to undertake and perform reasonably foreseeable repairs and service with respect to ASTC Products, including attendance by DISTRIBUTOR's own personnel, or the appropriate personnel of DISTRIBUTOR's contract service and repair organization at applicable training sessions as set forth in Paragraph 5.2 above.

     9.2. During the term of this Agreement, DISTRIBUTOR shall promptly perform or cause to be performed all necessary repair and service with respect to any ASTC Product, including any repair or service during the Warranty period applicable to such ASTC Product, unless ASTC expressly directs that such Warranty repair or service shall be performed by ASTC. The reasonable cost of Warranty repair and service made or performed by or on behalf of DISTRIBUTOR shall be borne by ASTC. DISTRIBUTOR shall

             9.2.1. promptly notify ASTC of each instance of Warranty repair or service prior to undertaking such repair or service, and

             9.2.2. with respect to all repairs and service, use its best efforts to conform with ASTC's published Service Policies, copies of which shall be furnished to DISTRIBUTOR, as the same shall be promulgated by ASTC from time to time.

     9.3. DISTRIBUTOR shall promptly report to ASTC in writing any complaint with respect to, or malfunction of any ASTC Product within or without the Warranty period.

     9.4. In accordance with the requirements and regulations established by the United States Food and Drug Administration, to which requirements and regulations ASTC is bound in all respects, DISTRIBUTOR shall immediately (but in no event more than five days following the date of any such occurrence) report to ASTC in writing the details and circumstances of any occurrence involving the malfunction of any ASTC product resulting in or involved with injury to or the death of any person. FAILURE TO COMPLY WITH THE PROVISIONS OF THIS SUBSECTION 9.4

                                    EXHIBIT A

             SHALL CONSTITUTE CAUSE FOR THE IMMEDIATE TERMINATION OF THIS AGREEMENT.

10.  PROTECTION OF RIGHTS:

     10.1. DISTRIBUTOR shall not dispute or contest the validity of any of ASTC's rights to letters patents, trademarks, copyrights, product registrations and approvals, know-how or other intangible property interests with respect to ASTC Products.

     10.2. DISTRIBUTOR shall not omit or alter patent numbers, trade names or trademarks, numbers of series, or any other ASTC marking affixed on the ASTC Products or alter any other product labeling. DISTRIBUTOR shall, however, be entitled to mark the products with its trademark or trade name in a prominent place, subject to ASTC prior written consent. DISTRIBUTOR is not authorized to use the trademark and trade name AMERICAN SURGICAL TECHNOLOGIES CORPORATION, ASTC, OR 3DSCOPE (or any other trade name, or trademark used by ASTC) in any manner except to indicate, during the term of this Agreement, that it is an independent authorized DISTRIBUTOR for ASTC and is selling ASTC products. DISTRIBUTOR shall acquire no rights in the ASTC or 3DSCOPE trademark and trade names, or any other trademark owned by ASTC.

     10.3. DISTRIBUTOR understands and agrees that it is not authorized to use the name American Surgical Technologies Corporation in connection with its general business or to imply to third parties that it relationship with ASTC is other than as a sales DISTRIBUTOR under this Agreement.

     10.4. DISTRIBUTOR shall hold ASTC harmless and indemnify it against liability, including attorneys' fees and other costs of defense resulting from actions of third parties claiming injury or loss as a result of the failure by DISTRIBUTOR to honor the provisions of this paragraph 10.

     10.5. DISTRIBUTOR agrees to protect ASTC products against imitations and unfair competition by others, and will promptly provide ASTC written notice of any such conduct. DISTRIBUTOR agrees to cooperate with ASTC at ASTC's request and expense, and to promptly take whatever action is required to cause the termination of such conduct. ASTC reserves the right to take whatever action it deems appropriate to protect its trademarks and trade names.

                                    EXHIBIT A

11. INDEPENDENT CONTRACTOR RELATIONSHIP: It is understood that both parties hereto are independent contractors and engaged in the operation of their own respective businesses. Neither party hereto is to be considered the agent of the other party of any purpose whatsoever, and neither party has any authority, express or implied, to enter into any contracts or assume any obligations for the other party, to pledge the credit, or make any warranties or representations on behalf of the other party except where expressly authorized in writing to do so. Nothing in this Agreement or in the activities of either party hereto shall be deemed to create an agency, partnership, or joint venture relationship.

12.  INDEMNITY, LEGAL ACTIONS AND PRODUCT CONDITION:

     12.1. DISTRIBUTOR agrees to save and hold ASTC harmless from any and all claims, costs, liabilities and responsibilities, regardless of the claimant or his place of filing a claim, resulting from or in any way associated with the functioning or performance of DISTRIBUTOR as a distributor, supplier and seller, or other related descriptive classifications, for ASTC Products supplied to DISTRIBUTOR by ASTC. DISTRIBUTOR shall be the sole warrantor or guarantor of the safety, operation and performance of the ASTC Products covered by this Agreement to whatever extent such a warranty or guarantee is made by DISTRIBUTOR. ASTC shall be responsible for any of its products that fail to meet label specifications at the time of shipment to DISTRIBUTOR, and shall indemnify and hold DISTRIBUTOR harmless with respect to any and all claims resulting from use of such products.

     12.2. DISTRIBUTOR agrees not to join ASTC or any ASTC employee as a party defendant or plaintiff or any interest thereof, in any action at law or in equity or in any other proceeding, regardless of the descriptive classification, arising out of the liabilities, duties and responsibilities above described which DISTRIBUTOR assumes or performs. DISTRIBUTOR shall promptly notify ASTC of any and all actions at law or equity or claims or governmental administrative proceedings arising out of the operation or performance of this Agreement.

     12.3. ASTC warrants that all ASTC Products are in operating condition as of the time of shipment. Nothing herein shall relieve ASTC of any obligation or liability existing under applicable law regarding claimed defects in the products supplied to DISTRIBUTOR by ASTC provided that

             12.3.1. such defect existed as of the time the product was shipped by ASTC;

                                    EXHIBIT A

             12.3.2. ASTC has given DISTRIBUTOR reasonable notice of any change in the specifications to any such ASTC Product;

             12.3.3. no modifications to the said ASTC Product have been made by or with the approval of DISTRIBUTOR or by the customer;

             12.3.4. the said ASTC Product has not been subject to misuse, negligence, or accident;

             12.3.5. the said ASTC Product has not had its serial or lot number altered, effaced, or removed; and

             12.3.6. the said ASTC Product has at all times been used in accordance with its instructions for use.

                                    EXHIBIT A

13.  FORCE MAJEURE:

     13.1. If due to industrial conflicts, mobilization, requisition, embargo, currency restriction, insurrection, general shortage of transport, material or power supply, fire, explosion, stroke of lightning, force majeure and similar casualties or other events beyond ASTC control, as well as default in deliveries from subcontractors due to such circumstances as defined in the clause, it is impossible for ASTC to deliver purchased products, DISTRIBUTOR shall not be entitled to any damages during such period of impossibility and ASTC shall not be considered in breach or default under this Agreement.

     13.2. If the performance of this Agreement by either party is made commercially impracticable

             13.2.1. by the occurrence of an economic contingency the non-occurrence of which was a basic assumption on which this Agreement was made, or

             13.2.2. by compliance in good faith with any applicable foreign or domestic governmental law, regulation, or order, then this Agreement shall terminate immediately. For purposes of this Agreement, currency devaluation, currency restrictions, currency and exchange controls, and other monetary controls, restrictions and restraints shall not be considered to render the performance of this Agreement by DISTRIBUTOR commercially impracticable or otherwise be considered force majeure with respect to DISTRIBUTOR.

14.  CHANGES AND ADDITIONS TO AGREEMENT:  The International Distribution
             Agreement, including these Standard Terms and conditions incorporated therein, constitutes the entire and final agreement between the parties and supersedes all prior agreements and understandings, oral or written, all of which are deemed to have been merged herein. No modification, assignment, or any future representation, promise, or agreement in connection with the subject matter of this International Distribution Agreement shall be binding on ASTC and DISTRIBUTOR unless made in writing and signed by a duly authorized officer of each.

15.  GOVERNING LAW AND JURISDICTION:

     15.1. This Distribution Agreement shall be deemed to have been executed and delivered in Chelmsford, Massachusetts, United States of America, and all

                                    EXHIBIT A

             questions arising out of or under this Agreement shall be governed by the laws of the Commonwealth of Massachusetts and the United States of America.

     15.2. Any and all claims, actions, and lawsuits seeking damages for personal injuries or death resulting from the use of an ASTC Product shall be subject to, and governed by the laws of the jurisdiction where the injury or death is alleged to have occurred. In case of any litigation arising out of any dispute between the parties concerning the interpretation or the compliance with this Agreement the parties hereby expressly declare to accept the jurisdiction of the Massachusetts Courts. Notwithstanding the foregoing however, ASTC shall be entitled at its discretion to seek relief in a court of competent jurisdiction in the district in which DISTRIBUTOR is domiciled.

16.  PROPRIETARY INFORMATION:

     16.1. DISTRIBUTOR acknowledges that it has access to valuable proprietary information including but not limited to technical data and customer and marketing information, all of which are the property of ASTC, have been maintained confidential and are used in the course of ASTC business.

     16.2. DISTRIBUTOR shall not, either during the term of this Agreement or thereafter, disclose such ASTC proprietary information to anyone other than those of its employees having a need to know and shall refrain from use of such information other than in the performance of this Agreement. In addition, DISTRIBUTOR shall take all reasonable precautions to protect the value and confidentiality of such information to ASTC. All records, files, notes, drawings, prints, samples, advertising material and the like relating to the business, products, or projects of ASTC and all copies made from such documents shall remain the sole and exclusive property of ASTC and shall be returned to ASTC immediately upon written request by ASTC.

     16.3. Neither party shall be obligated or required to maintain in confidence any information with respect to which it can demonstrate with written records

             16.3.1. is in the public domain or known to the receiving party prior to disclosure by the disclosing party; or

             16.3.2. becomes known to the public after disclosure by the disclosing party, other than through breach of this Agreement; or

                                    EXHIBIT A

             16.3.3. becomes known to the receiving party from a source other than the disclosing party without breach of any obligation of confidence; or

             16.3.4. is or has been furnished to a third party by the disclosing party without restriction on the third party's right to disclose such information.

17.  GOVERNMENT REGULATIONS:

     17.1. DISTRIBUTOR agrees that it will secure and maintain any and all required approvals by any government other than the United States of America and all required product and public health registrations for the implementation, execution and performance of the Distribution Agreement.

     17.2. Upon any expiration, cancellation, or termination of this Agreement, such approvals and registrations shall be transferred and delivered to, and shall inure to the benefit of ASTC, to the extent that this is permissible under applicable law, to ASTC other than lawfully imposed transfer fees. The cost of said transfer will not exceed $10,000. DISTRIBUTOR shall obtain all necessary documents or licenses and shall comply with all applicable laws and regulations, including, if required, registration of this International Distribution Agreement.

     17.3. DISTRIBUTOR shall notify ASTC of all permits, approvals and registrations obtained by it, and shall further notify ASTC of any other regulatory requirements with respect to DISTRIBUTOR's sale, distribution, or service of ASTC Products within the Territory, as such regulatory requirements may be in effect from time to time.

     17.4. DISTRIBUTOR agrees that it shall not allow either the products supplied to it by ASTC, ASTC's trademarks, any proprietary data of ASTC, or any direct product of such data, to be knowingly made available, either directly or indirectly, or in any way to be knowingly given, transferred, sold or re-exported to any country in violation of its laws and export control regulations or applicable laws of any country (or the European Economic Community).

     17.5. United States laws and export control regulations governing the exportability of technical data and products to nations are subject to change. If any country included within DISTRIBUTOR's Primary Area of Responsibility shall, at the time of execution of the Distribution Agreement, or at any time during the life of the Distribution Agreement,

                                    EXHIBIT A

             be placed in an excluded category by the United States government for the receipt of either technical data or the manufacture or sale of products of a type such as the ASTC Products, then the DISTRIBUTOR agrees that it shall take all appropriate and necessary actions so as to cease business activities, selling, and promoting such ASTC Products in and within such excluded country.

18.  UNFAIR COMPETITION AND PATENT INFRINGEMENT:

     18.1. DISTRIBUTOR shall promptly advise ASTC of any infringement or potential infringement by third parties of which DISTRIBUTOR becomes aware, or of any issued patents relating to the ASTC Products supplied by ASTC under this Agreement. ASTC shall have the right, but not the obligation, to sue alleged infringers.

     18.2. If suit is brought by ASTC, ASTC shall control the prosecution thereof and be entitled to retain any amounts recovered in full by reason of such infringement. DISTRIBUTOR agrees to cooperate with and assist ASTC in any such suit. ASTC shall reimburse distributor for reasonable costs related to such assistance if such costs were incurred at the request of ASTC. ASTC shall have the exclusive right to negotiate and approve any settlement of such suits.

     18.3. In the event that DISTRIBUTOR joins ASTC by mutual agreement in litigation relating to such infringement, DISTRIBUTOR shall bear an agreed proportion of the legal costs. Should any damages or costs in such litigation be awarded to ASTC and DISTRIBUTOR, DISTRIBUTOR shall be entitled to recover the same proportion thereof as its contribution to expenses.

     18.4. ASTC represents that it has no knowledge of any patent rights in the Territory that would be infringed by use or sale of ASTC products therein, or by use of ASTC's proprietary information.
             ASTC does not warrant that the manufacture, use or sale of any of its products, or utilization of any of its proprietary information is free of liability for infringement or charges of infringement of patent rights owned by third parties. In the event that ASTC is enjoined from making and selling and/or DISTRIBUTOR is enjoined from selling ASTC Products as a result of charges of infringement of patent rights, such injunction shall not constitute a breach of this Agreement.

19.  SUCCESSORS AND ASSIGNS:  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors

                                    EXHIBIT A

             and assigns, provided, however, that neither party shall have the right to assign or otherwise transfer its rights hereunder without the express prior written consent of the other party. Any other assignment without such consent shall be null and void. ASTC shall have the right at its sole option to terminate this International Distribution Agreement upon the making of any such purported assignment by DISTRIBUTOR. Provided, however, by its execution of this Agreement, DISTRIBUTOR expressly consents to the assignment by ASTC of this Agreement to a successor to ASTC's business, in the event of any such assignment by ASTC.

20.  MISCELLANEOUS PROVISIONS:

     20.1. ASTC shall have the right to manufacture ASTC Products in the Territory. DISTRIBUTOR expressly acknowledges that it is granted no rights under this Agreement to manufacture any ASTC Product.

     20.2. Each of the parties hereto represents and warrants that it has not employed any broker or finder in connection with this Agreement or the transactions contemplated herein.


     20.3. If any provision or provisions of this International Distribution Agreement, including these Standard Terms and Conditions, shall be held by a court of competent jurisdiction to be contrary to law, such provision or provisions shall be deemed to be null and void and the remainder of the Distribution Agreement and these Standard Terms and conditions shall nonetheless remain in full force and effect.

     20.4. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same instrument.

     20.5. Headings and captions are included herein solely for convenience and reference, and do not constitute a part of this Agreement for any other purpose.

     20.6. The English language version of this Agreement shall be definitive and shall control over any translation hereof.

21.  RESOLUTION OF DISPUTES:

     21.1. Any dispute arising out of or with respect to this Agreement shall be referred to an arbitration proceeding to be conducted in Boston,

                                    EXHIBIT A

             Massachusetts, U.S.A. by the American Arbitration Association or its designee. Except as otherwise determined by the duly appointed Arbitrator, the rules of procedure to be followed with respect to such arbitration shall be the then effective rules of the American Arbitration Association.

     21.2. Any award rendered in such arbitration shall be final and binding upon the parties, and may be enforced in any court of competent jurisdiction. Any monetary award shall be made and paid in United States dollars. The arbitration shall be conducted in the English language, and all evidence submitted to such arbitration shall be submitted in the English language.

     21.3. ASTC and DISTRIBUTOR expressly agree that the Arbitrator shall have the power to, at the request of ASTC,

             21.3.1. issue an interim order or award requiring DISTRIBUTOR to cease sale and distribution of ASTC Products pending final outcome of the arbitration, and

             21.3.2.     grant injunctive relief.

                                   EXHIBIT B

            3DSCOPE-TM- INTERNATIONAL DISTRIBUTOR PRODUCT/PRICE LIST

All prices in U.S. Dollars                            Effective November 1, 1993

                        INTERNATIONAL DISTRIBUTOR PRICING


The prices on the International Distributor Price List reflect a * * * discount from the U.S. Hospital Price List.


                 ADDITIONAL INTERNATIONAL DISTRIBUTOR DISCOUNTS

Initial Distributor System Purchases (applies to complete system configurations only):

     Initial system (one only)        * * * from International Distributor Price

     Other system(s) (limit two)      * * * from International Distributor Price




* * * Confidential Treatment Requested

                                   EXHIBIT B

            3DSCOPE-TM- INTERNATIONAL DISTRIBUTOR PRODUCT/PRICE LIST


All prices in U.S. Dollars                            Effective November 1, 1993

                                                                          Price
Cat #        Description                                                   Each
-----        -----------                                                  -----


                                      * * *




* * * Confidential Treatment Requested

                                   EXHIBIT B

            3DSCOPE-TM- INTERNATIONAL DISTRIBUTOR PRODUCT/PRICE LIST

All prices in U.S. Dollars                            Effective November 1, 1993

SYSTEM COMPONENTS:

                                                                     Price Each
Cat #        Description                                             ----------
-----        -----------



                                      * * *



* * * Confidential Treatment Requested

                                   EXHIBIT B

            3DSCOPE-TM- INTERNATIONAL DISTRIBUTOR PRODUCT/PRICE LIST


All prices in U.S. Dollars                            Effective November 1, 1993

                * * *                                     System Price:    * * *



Qty       Cat #     Description
---       -----     -----------



                                      * * *



* * * Confidential Treatment Requested

                                   EXHIBIT B

               3DSCOPE-TM- INTERNATIONAL DISTRIBUTOR PRODUCT/PRICE LIST

All prices in U.S. Dollars                            Effective November 1, 1993

           * * *                                         System Price:    * * *


Qty  Cat #     Description
---  -----     -----------



                                      * * *



* * * Confidential Treatment Requested

                                    EXHIBIT B

        * * *                                            System Price:    * * *


Qty  Cat #     Description
---  -----     -----------



                                     * * *



* * * Confidential Treatment Requested

                                   EXHIBIT B

                3DSCOPE-TM- INTERNATIONAL DISTRIBUTOR PRODUCT/PRICE LIST

All prices in U.S. Dollars                            Effective November 1, 1993

                * * *                                    System Price:    * * *


Qty  Cat #     Description
---  -----     -----------



                                      * * *



* * * Confidential Treatment Requested

                                    EXHIBIT B

               * * *                                       System Price:  * * *


Qty  Cat #     Description
---  -----     -----------



                                      * * *



* * * Confidential Treatment Requested

                                    EXHIBIT C



                              ORDERING INSTRUCTIONS


When placing an order please ensure the Purchase Order is made out to: American Surgical Technologies Corp. and has the following information:

     -    Purchase Order Number

     -    Shipping Address

     -    Billing Address

     -    Itemized list of all components needed

     -    Price Specified

     -    Contact name and phone number

     -    Signed by an authorized individual


     -    Power Plug Type MUST be Specified


The Purchase Order should be sent to:

     American Surgical Technologies Corporation
     Attn:  Customer Service
     300 Billerica Road
     Chelmsford, MA  01824 U.S.A.

Freight will be charged F.O.B., ASTC plant. All insurance, taxes, custom duties and charges will be prepaid and added to invoice.